UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2011

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2011, Computer Software Innovations, Inc. (the “Company”) held its Annual Meeting of Stockholders. The common stockholders voted for the election of five (5) directors to serve for terms of one (1) year each, expiring on the date of the 2012 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. The results of the voting in these elections are set forth below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Anthony H. Sobel	5,268,398	789,559	921,130

Shaya Phillips	5,268,398	789,559	921,130

Jeffrey A. Bryson	5,268,398	789,559	921,130

Nancy K. Hedrick	4,976,331	1,081,626	921,130

Thomas P. Clinton	4,406,927	1,651,030	921,130

The five directors elected above constituted the entire Board prior to the election. Therefore, there were no additional directors whose terms continued after the meeting.

The common stockholders also voted to ratify the appointment of Elliott Davis, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. The result of the voting of this proposal is set forth below.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Ratification of Elliott Davis, LLC as Independent Registered Accountants	6,160,250	789,254	29,583	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: May 16, 2011